Exhibit 99.1(b)
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                      ANNUAL CERTIFICATEHOLDERS' STATEMENT              1.

                      GENERAL ELECTRIC CAPITAL CORPORATION
                     ---------------------------------------

                          JCP MASTER CREDIT CARD TRUST

                     ---------------------------------------

                        9.625% ASSET BACKED CERTIFICATES
                                    SERIES C
                               CUSIP NO. 466115AC6

         Under Section 5.2 of the Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended by Amendment No. 1 dated October 15, 1997, and Amendment No. 2 dated as of October 15, 1999 and as supplemented by the Series A, Series B, Series C, Series D and Series E Supplements thereto (as so amended and supplemented, the "Pooling and Servicing Agreement"), by and among JCP Receivables, Inc., J.C. Penney Company, Inc. ("JCPenney"), as Servicer and The Fuji Bank and Trust Company (the "Trustee"), General Electric Capital Corporation (as the successor and assign of JCPenney pursuant to the Assignment and Assumption Agreement dated as of December 6, 1999) is required to prepare certain infor- mation for each Series in aggregate for the year regarding current distributions to Certificateholders of such Series and the performance of the JCP Master Credit Card Trust (the "Trust") during the previous year. The information which is required to be prepared with respect to the performance of the Trust during the year of 2000, (January 1, 2000 through December 31, 2000) is set forth below. Certain of the infor-mation is presented on the basis of an original principal amount of $1,000 per Investor Certificate of this Series (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A.       Information Regarding the Aggregate Annual Distributions (Stated on the
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         Basis of $1,000 Original Certificate Principal Amount) for this Series.
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         1.       The total amount of the distribution to Certificateholders per
                  $1,000 original Certificate Principal amount ................                $             48.13

         2.       The amount of the distribution set forth in paragraph 1 above allocable to Certificate Principal, per $1,000 original
                  Certificate Principal amount.................................                $              0.00



         3.       The amount of the distribution set forth in paragraph 1 above allocable to Certificate Interest, per $1,000 original
                  Certificate Principal amount.................................                $             48.13

B.       Information Regarding the Funding Accounts (Stated on the Basis of
         ------------------------------------------------------------------
         $1,000 Original Certificate Principal Amount) for this Series.
         --------------------------------------------------------------

         1.       The total amount on deposit in the Principal Funding Account allocable to Certificate Principal per $1,000 original
                  Certificate Principal amount.................................                $          1,000.00

         2.       The total amount on deposit in the Interest Funding Account allocable to Certificate Interest, per $1,000 original
                  Certificate amount...........................................                $              0.00

C.       Information Regarding the Performance of the Trust.
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         1.       Collection of Principal Receivables
                  -----------------------------------

                  (a)      The aggregate amount of Collections of Principal
                           Receivables processed which were allocated in respect
                           of the Certificates of this Series..................                $               (0)

                  (b)      The Discounted Percentage in respect of the
                           Collections of Principal Receivables set forth in
                           paragraph 1.(a) above...............................                              0.00%

                  (c)      The net amount of Collections of Principal
                           Receivables processed which were allocated in respect
                           of the Certificates of this Series..................                $              0.00

         2.       Collection of Finance Charge Receivables
                  ----------------------------------------

                  (a)      The aggregate amount of Collections of Finance Charge
                           Receivables processed which were allocated in respect
                           of the Certificates of this Series..................                $               (0)




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                  (b)      The aggregate amount of Discount Option Receivable
                           Collections which were allocated in respect of the
                           Certificates of this Series.........................                $              0.00

                  (c)      The aggregate amount of Collections of Finance Charge
                           Receivables processed in respect of the Certificates
                           of other Series which were allocated in respect of
                           the Certificates of this Series.....................                $              0.00

                  (d)      The net amount of Collections of Finance Charge
                           Receivables which were allocated in respect of the
                           Certificates of this Series.........................                $               (0)

         3.       Net Recoveries
                  --------------

                  The aggregate amount of Net Recoveries which were allocated in
                  respect of the Certificates of this Series...................                $              0.00

         4.       Principal Receivables in the Trust
                  ----------------------------------

                  (a)      The aggregate amount of Principal Receivables in the
                           Trust as of the end of the day on the last day of
                           2000 (which reflects the Principal Receivables
                           represented by the JCPR Amount and by the Aggregate
                           Investor Amount)....................................                $     2,084,267,291

                  (b)      The amount of Principal Receivables in the Trust
                           represented by the Aggregate Investor Amount as of
                           the end of the day on the last day of 2000..........                $       792,682,926

                  (c)      The Aggregate Investor Amount set forth in paragraph
                           4(b) above as a percentage of the aggregate amount of
                           Principal Receivables set forth in paragraph 4(a)
                           above as of the end of the day on the last day of
                           2000................................................                             38.03%

                  (d)      The Aggregate Investor Amount for this Series as a
                           percentage of the aggregate amount of Principal
                           Receivables in the Trust as set forth in paragraph
                           4(a) above as of the end of the day on the last day
                           of 2000.............................................                              0.00%




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         5.       Delinquent Balances
                  -------------------

                  The aggregate amount of outstanding balances in the Accounts in the Trust which were delinquent as of the end of the day on the last day of 2000:

                                                                  Aggregate
                                                               Account Balance
                                                               ---------------

                    (a) 1 month: .......................... $     64,379,213
                    (b) 2 months:..........................       22,139,101
                    (c) 3 months:..........................       14,830,923
                    (d) 4 months:..........................        8,711,714
                    (e) 5 months:..........................        7,172,842
                    (f) 6 or more months:..................        4,181,274
                                                     Total: $    121,415,066
         6.       Investor Default Amount
                  -----------------------

                  The aggregate amount of the Investor Default Amount which was allocated in respect of the Certificates of this Series for
                  2000.........................................................                $              0.00

         7.       Investor Charge Offs; Reimbursement of Charge Offs
                  --------------------------------------------------

                  (a)      The aggregate amount of Investor Charge Offs which
                           was allocated in respect of the Certificates of this
                           Series for 2000.....................................                $              0.00

                  (b)      The amount of the Investor Charge Offs set forth in
                           paragraph 7(a) above, per $1,000 original Certificate
                           Principal amount (which will have the effect of
                           reducing pro rata, the amount of each
                           Certificateholder's investment) allocated to this
                           Series for 2000.....................................                $              0.00

                  (c)      The aggregate amount reimbursed to the Trust in 2000
                           from drawings under the Letter of Credit in respect
                           of Investor Charge Offs in prior months.............                $              0.00



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                  (d)      The amount set forth in paragraph 7(c) above, per
                           $1,000 original Certificate Principal amount (which
                           will have the effect of increasing, pro rata, the
                           amount of each Certificateholder's investment)
                           allocated to this Series............................                $              0.00

         8.       Investor Annual Servicing Fee
                  -----------------------------

                  The aggregate amount of the Investor Monthly Servicing Fee for this Series for 2000 payable by the Trust to the Servicer
                  .............................................................                $                 0

         9.       Investor Annual Facility Fee
                  ----------------------------

                  The aggregate amount of the Investor Monthly Facility Fee for
                  this Series for 2000 payable by the Trust to JCPR............                $                 0

         10.      Available L/C Amount
                  --------------------

                  The Available L/C Amount as of the close of business on the
                  last day of 2000 for this Series.............................                $                 0

D.       The Pool Factor.
         ---------------

                  The Pool Factor (which represents the ratio of the Adjusted
                  Investor Amount for this Series as of the end of the last day of 2000 to the applicable Initial Investor Amount). (The
                  amount of a Certificateholder's pro rata share of the Investor
                  Amount can be determined by multiplying the original
                  denomination of the Holder's Certificate by the Pool Factor)
                  .............................................................                          0.0000000


                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                                        as Servicer





                                       By: /s/ Michael W. Towe
                                           -------------------------
                                           Title: Attorney-in-Fact









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